Exhibit 5.1

LETTER OF CONSENT

We hereby consent to the references to us in this Registration Statement on Form F-10 of Pengrowth Energy Trust (the “Trust”) and to the use herein of our reports dated September 18, 2002 and February 15, 2002.

GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

/s/ Doug R. Sutton

Doug R. Sutton, P. Eng. Vice-President

October      , 2002
Calgary, Alberta